EXHIBIT 99.1
Press Release

Foresight Energy LP announces preliminary unaudited Q4 and Full-Year 2016 Results, commencement of process to refinance debt and is working with Goldman, Sachs & Co.

Full-Year 2016 Highlights:

—	Coal sales of $866.6 million on sales volumes of 19.3 million tons;
—	Net loss attributable to limited partner units of approximately $178.8 million or $(1.37) per unit;
—	Adjusted EBITDA of approximately $308.8 million;
—	$103.7 million of unrestricted cash and cash equivalents on hand as of December 31, 2016;
—	Commencing a process to refinance or extend all or a portion of its existing indebtedness with the net proceeds from a combination of debt, equity financing and/or cash on hand; and
—	Working with Goldman, Sachs & Co. in connection with the refinancing process.

ST. LOUIS--(BUSINESS WIRE)-- Foresight Energy LP (NYSE:FELP) today reported preliminary unaudited financial and operating results for fourth quarter and full-year 2016. Sales volumes of 5.2 million tons during fourth quarter 2016 generated coal sales revenue of $251.0 million contributing to a net loss attributable to limited partner units of approximately $85.0 million or $(0.65) per unit (compared to a net loss of $64.4 million in the fourth quarter of 2015) and Adjusted EBITDA of approximately $98.0 million (compared to $42.3 million in the fourth quarter of 2015). As of December 31, 2016, Foresight Energy LP and its subsidiaries had $103.7 million of unrestricted cash and cash equivalents on hand and $1.4 billion of total debt, including $352.5 million drawn on its revolving credit facility (which has total commitments of $450.0 million and outstanding letters of credit of $7.0 million).

Full-year sales volumes of 19.3 million tons generated coal sales revenue of $866.6 million contributing to a net loss attributable to limited partner units of approximately $178.8 million or $(1.37) per unit (compared to a net loss of $39.5 million for the full-year 2015).  The net loss for the full-year 2016 was largely driven by an impairment charge of $74.6 million, debt restructuring and early extinguishment costs of $35.0 million and charges of $40.9 million for the change in fair value of commodity derivative contracts and outstanding warrants.  Adjusted EBITDA for the full-year 2016 was approximately $308.8 million (compared to $338.4 million for the full-year 2015), which included $30.5 million of insurance recoveries related to the combustion event at our Hillsboro operation ($10.5 million for the reimbursement of mitigation costs that were recorded as a reduction in Adjusted EBITDA in prior periods and $20.0 million related to business interruption proceeds).

These fourth quarter and fiscal year 2016 results are derived from preliminary internal financial reports and are subject to revision based on the completion of Foresight’s year-end accounting and financial reporting processes.  Accordingly, actual results may differ from these results and such difference may be material.

The preliminary unaudited financial data for fourth quarter and fiscal year 2016 included herein have been prepared by, and are the responsibility of, our management and have not been reviewed or audited or subject to any other procedures by our independent registered public accounting firm. Our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to the preliminary unaudited financial data.  Therefore, you should not place undue reliance on these results.

In light of the positive business momentum reflected in the preliminary financial results for the fourth quarter and full-year 2016, the Partnership also announced that it has commenced a process to refinance and extend the maturities of all or a portion of its existing indebtedness with the net proceeds from a combination of debt, equity financing and/or cash on hand.  The Partnership is working with Goldman, Sachs & Co. in connection therewith.

There can be no assurance regarding the results of the Partnership’s refinancing and maturity extension efforts. The Partnership undertakes no obligation to make any further announcements regarding a refinancing or maturity extension unless and until final decisions are made.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities that may be offered or issued in connection with the foregoing refinancing and maturity extension efforts, nor shall there be any sale of any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Numbers in this press release include some rounding and should be read as approximations even though the word “approximately” is not always used.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Partnership may contain, “forward-looking” statements within the meaning of the federal securities laws. Statements regarding our expected financial results, our expectations regarding possible financing transactions and other statements that contain words such as “possible,” “intend,” “will,” “if” and “expect” are forward looking and can be impacted by numerous factors, including risks relating to capital markets conditions, the impact of adverse market conditions affecting business of the Partnership, adverse changes in laws including with respect to tax and regulatory matters and other risks. There can be no assurance that actual results will not differ from those expected by management of the Partnership. Additional known material factors that could cause actual results to differ from those in the forward-looking statements are described in Part I, “Item 1A. Risk Factors” of the Partnership’s Annual Report on Form 10-K filed on March 15, 2016 and Part II, “Item 1A. Risk Factors” of the Partnership’s Quarterly Reports on Form 10-Q. The Partnership undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Partnership becomes aware of, after the date hereof.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

—  the Partnership’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
—  the Partnership’s ability to incur and service debt and fund capital expenditures; and
—  the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

The Partnership defines Adjusted EBITDA as net income (loss) attributable to controlling interests before interest, income taxes, depreciation, depletion, amortization and accretion. Included in Adjusted EBITDA are insurance recoveries for the reimbursement of mitigation costs and business interruption proceeds related to the combustion event at our Hillsboro operation.  Adjusted EBITDA is also adjusted for equity-based compensation, losses/gains on commodity derivative contracts, settlements of derivative contracts, a change in the fair value of the warrant liability and material nonrecurring or other items which may not reflect the trend of future results. As it relates to commodity derivative contracts, the Adjusted EBITDA calculation removes the total impact of derivative gains/losses on net income (loss) during the period and then add/deducts to Adjusted EBITDA the amount of aggregate settlements during the period.

The Partnership believes the presentation of Adjusted EBITDA provides useful information to investors in assessing the Partnership’s financial condition and results of operations. Adjusted EBITDA should not be considered an alternative to net (loss) income, operating income, or any other measure of financial performance presented in accordance with U.S. GAAP, nor should Adjusted EBITDA be considered an alternative to operating surplus, adjusted operating surplus or other definitions in the Partnership’s partnership agreement. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, of the items that affect net (loss) income. Additionally, because Adjusted EBITDA may be defined differently by other companies in the industry, and the Partnership’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, the utility of such a measure is diminished. For a reconciliation of Adjusted EBITDA to net loss attributable to controlling interests, please see the table below.

	Three Months Ended		Year Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,	September 30,
	2016	2015	2016	2015	2016
Net loss attributable to controlling interests (1)	$(85,012)	$(64,427)	$(178,789)	$(39,454)	$(24,286)
Interest expense, net	43,932	30,720	149,201	117,311	37,939
Depreciation, depletion and amortization	38,691	49,714	164,212	195,415	43,637
Accretion on asset retirement obligations	844	566	3,376	2,267	844
Transition and reorganization costs (excluding amounts included in equity-based compensation) (2)	-	1,076	2,574	17,111	-
Equity-based compensation	395	3,456	5,106	13,704	284
Long-lived asset impairments	74,575	12,592	74,575	12,592	-
Loss (gain) on commodity derivative contracts	6,482	(4,680)	23,752	(45,691)	5,987
Settlements of commodity derivative contracts	(468)	9,358	12,644	61,223	3,191
Debt restructuring costs	119	3,930	21,821	3,930	6,072
Change in fair value of warrants	18,576	-	17,124	-	(1,452)
Loss on early extinguishment of debt	(90)	-	13,203	-	13,186
Adjusted EBITDA	$98,044	$42,305	$308,799	$338,408	$85,402
____________________________
(1)	Included in net loss attributable to controlling interests are insurance recoveries for the reimbursement of mitigation costs and business interruption proceeds related to the combustion event at our Hillsboro operation.
(2)	Equity-based compensation of $4.3 million was recorded in transition and reorganization costs in the consolidated statements of operations for the years ended December 31, 2016 and 2015.

About Foresight Energy LP

Foresight Energy LP is a leading producer and marketer of thermal coal in the Illinois Basin. Foresight currently owns four mining complexes (Williamson, Sugar Camp, Hillsboro and Macoupin), with four longwall systems, and the Sitran river terminal on the Ohio River. Foresight’s operations are strategically located near multiple rail and river transportation access points, providing transportation cost certainty and flexibility to direct shipments to the domestic and international markets.

Foresight Energy LP
Gary M. Broadbent, 314-932-6152
Senior Corporate Counsel and
Director of Investor and Media Relations
Investor.relations@foresight.com
Media@coalsource.com